UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 21, 2009, the Board of Directors of RadiSys Corporation, an Oregon corporation (the “Company”), approved certain amendments to the Company’s 1996 Employee Stock Purchase Plan (the “1996 Plan”) to provide for a one year holding period with respect to shares of the Company’s common stock purchased by participants under the 1996 Plan (the “Amendment”), unless otherwise required by applicable law, to satisfy certain withholding tax obligations or unless otherwise determined by the Company consistent with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.

The foregoing description is subject to, and qualified in its entirety by, the 1996 Plan, as amended through July 21, 2009. The Amendment of the 1996 Plan is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment of the RadiSys Corporation 1996 Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: July 24, 2009	By:	/s/ BRIAN BRONSON
Brian Bronson
Chief Financial Officer

Exhibit Index

10.1	Amendment of the RadiSys Corporation 1996 Employee Stock Purchase Plan.